Exhibit 10.3

WHOLE FOODS MARKET
2007 TEAM MEMBER STOCK PURCHASE PLAN

On December 6, 2006, the Board of Directors of Whole Foods Market, Inc. adopted, subject to shareholder approval, the Whole Foods Market 2007 Team Member Stock Purchase Plan as an amendment and restatement of the Whole Foods Market, Inc. Team Member Stock Purchase Plan. Effective January 19, 2016, subject to shareholder approval, the Board of Directors of Whole Foods Market, Inc. amended and restated the Plan, the terms of which are as follows:

ARTICLE I
PURPOSE OF PLAN
The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of the Company’s common stock by present and future team members of the Company and its Affiliates. The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code and shall be construed in a manner consistent with such intent.
ARTICLE II
DEFINITIONS
2.1    Affiliate. Each “subsidiary corporation,” as such term is defined in Code Section 424(f), of the Company, other than Whole Foods Market Canada, Inc.; Fresh & Wild Holding Limited; Fresh & Wild Limited; Freshlands Holdings Limited; Yellow Frames Limited; Freshlands Limited; and any other non-US “subsidiary corporation”.
2.2    Board. The board of directors of the Company.
2.3    Code. The Internal Revenue Code of 1986, as amended.
2.4    Committee. The Compensation Committee of the Board.
2.5    Company. Whole Foods Market, Inc., a corporation organized under the laws of the State of Texas, and any successor thereto.
2.6    Covered Employee. Any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company or is acting in such capacity, is among the four highest compensated officers (other than the chief executive officer), or who is otherwise considered a Covered Employee within the meaning of Section 162(m) of the Code.
2.7    Eligible Team Member. Each Team Member who has completed at least 400 service hours with the Company or an Affiliate, other than a Team Member (i) whose customary period of employment with the Company or an Affiliate is five (5) months or less during any calendar year, (ii) who is a Section 16 Insider or a Covered Employee, or (iii) who, immediately after the grant of an Option hereunder, would own 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate (“Five Percent Shareholder”). For the purpose of

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determining if an individual is a Five Percent Shareholder, the individual shall be deemed to own (i) any stock owned (directly or indirectly) by or for such individual’s brothers and sisters (whether by whole or half blood relation), spouse, ancestors or lineal descendants, (ii) any stock that he could acquire pursuant to outstanding options under this or any other option plan, and (iii) any stock owned directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary in proportion to his interest in such corporation, partnership, estate or trust. The Committee may, from time to time, designate from among a group consisting of the Company and each “subsidiary corporation”, as such term is defined in Code Section 424(f), of the Company those corporations the Team Members of which are eligible to participate in the Plan.
2.8    Exchange Act. The Securities Exchange Act of 1934, as amended.
2.9    Exercise Price. The Exercise Price shall be the price set by the Committee, which shall in no event be less than 95% of the Fair Market Value of the Stock on the applicable Purchase Date.
2.10    Fair Market Value. The term “Fair Market Value” on any date shall mean (a) if the Stock is listed on an established stock exchange or a national market system, including without limitation the NASDAQ National Market, the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination, as reported in The Wall Street Journal or such other source as the Committee, in its sole and absolute discretion, deems reliable; (b) if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the high bid and low asked prices for the Stock on the last market trading day prior to the date of determination; or (c) in the absence of an established market for the Stock, the value established, in good faith, by the Board as of the determination date.
2.11    Grant Date. The Grant Dates shall be January 1, April 1, July 1, and October 1 of each year. For purposes of Section 423 of the Code, the Company shall be deemed to have granted to each Eligible Team Member an Option to purchase Stock on each Grant Date.
2.12    Noncertificated Stock. Noncertificated stock shall mean a share of Stock issued upon the exercise of an Option which is held in book entry form and for which no physical certificate is issued.
2.13    Offering Period. The period during which an Option granted hereunder is outstanding. The Offering Period shall begin on the applicable Grant Date and shall expire on the Purchase Date immediately following such Grant Date.
2.14    Option. The right that is granted hereunder to a Participant to purchase Stock from the Company at the Exercise Price on the applicable Purchase Date.
2.15    Participant. An eligible Team Member who has elected to participate in the Plan in accordance with Section 3.3 below.
2.16    Plan. Whole Foods Market 2007 Team Member Stock Purchase Plan.

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2.17    Purchase Date. The Purchase Date with respect to each Option shall be the last business day of each calendar quarter immediately following the Grant Date of such Option.
2.18    Section 16 Insider. Every person who the Company determines is required to file Form 4/5 beneficial ownership reports under the Exchange Act.
2.19    Stock. The authorized shares of common stock of the Company, no par value, as may be adjusted by the Board from time to time. Any adjustment to the par value of a share of common stock shall be incorporated herein without any need to otherwise amend the Plan.
2.20    Stock Purchase Account. A bookkeeping account to which are added the amounts withheld on behalf of each Participant under regular payroll deductions authorized by such Participant hereunder, and reduced by amounts due the Company to pay the Exercise Price of Options exercised hereunder.
2.21    Team Member. Each common-law employee of the Company or an Affiliate.

ARTICLE III
GRANT AND EXERCISE OF OPTIONS
3.1    Eligibility. Eligible Team Members shall be eligible to participate in the Plan on the first Grant Date following their fulfillment of all applicable eligibility requirements, as set forth in Section 2.7 above.
3.2    Grant, Exercise and Expiration of Options. On each Grant Date, each individual who is an Eligible Team Member on such date shall, without further action of the Committee, be granted an Option to purchase a number of whole shares of Stock, the Fair Market Value of which, when aggregated with options under any other stock purchase plan of the Company or an Affiliate, does not exceed $25,000, reduced by an amount, if any, equal to the Fair Market Value of Stock acquired by such Eligible Team Member pursuant to the exercise of an Option granted hereunder on a previous Grant Date within the same calendar year. For purposes of this Section, the Fair Market Value of Stock shall be determined as of each applicable Grant Date.
(a)    Each Option shall be automatically exercised at the Exercise Price on the applicable Purchase Date without any further action of the Committee, unless the Participant has previously notified the Committee of his withdrawal from the Plan, as provided in Section 3.3(d) below.
(b)    Each Option shall expire on the applicable Purchase Date.
(c)    Each Option shall expire as of the date the eligible Team Member is no longer employed by the Company or any of its Affiliates, unless it has previously expired, as provided in Section 3.2(b) above.
(d)    A right to purchase Stock under one Option granted hereunder may not be carried over to any other Option.

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3.3    Payment of Exercise Price. Each Eligible Team Member who desires to participate in the Plan shall complete a participation agreement, in such form as the Committee shall determine, which agreement shall provide for the authorization of deductions from the Eligible Team Member’s regular wages. The minimum payroll deduction shall be $10. Payroll deductions shall be credited to a Stock Purchase Account for each Participant. Amounts credited to a Participant’s Stock Purchase Account shall be accumulated and reserved, without interest, for payment of the Exercise Price on the Purchase Date.
(a)    A Participant’s payroll deduction election, if any, as set forth in the participation agreement, shall remain in effect for successive Offering Periods unless modified or revoked by the Participant in accordance with this Section 3.3.
(b)    The participation agreement authorizing payroll deductions must be executed and returned to the Committee, or its delegate, by an Eligible Team Member within such time period prior to the date for which it is to be effective as shall be established by the Committee. If the participation agreement is not timely executed and returned, the Eligible Team Member shall not be permitted to participate in the Plan until the first Grant Date subsequent thereto as of which the Committee or its delegate has received a participation agreement executed within the time, and in the form, prescribed by the Committee.
(c)    A Participant may modify his payroll deduction election once during any Offering Period by providing the Committee or its delegate notice of such modification in the form prescribed by the Committee. Such modification shall be effective as soon as practicable following receipt by the Committee or its delegate of such notice.
(d)    A Participant may revoke his election to participate in the Plan at any time. Such revocation shall be effective as soon as practicable after receipt thereof by the Committee or its delegate, in the form prescribed by the Committee. Upon receipt by the Committee or its delegate of such revocation, all amounts credited to such Participant’s Stock Purchase Account shall be returned to the Participant as soon as administratively feasible thereafter. Such Participant may again participate in the Plan, effective as of any subsequent Offering Period, by completing a new participation agreement, as provided in Section 3.3(b) above. Unless the Committee or its delegate receives a revocation within the time period prior to the applicable Purchase Date that is established by the Committee and communicated to Participants, such revocation shall not be effective to avoid the exercise of an Option hereunder on said Purchase Date.
3.4    Issuance of Stock. The Company shall issue Stock to a Participant as follows, unless, prior to the applicable Purchase Date, the Participant timely revokes an election to exercise an Option pursuant to Section 3.3(d) above. The Company shall determine the number of whole shares of Stock to be issued to each Participant on each Purchase Date by dividing the balance of such Participant’s Stock Purchase Account by the Exercise Price of each share of Stock on the applicable Purchase Date.
(a)    The Company shall deduct from a Participant’s Stock Purchase Account the amount necessary to purchase the greatest number of whole shares of Stock that can be acquired under the applicable Option.

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(b)    Any amounts remaining in the Stock Purchase Account after deducting the Exercise Price of the Option shall be held for use on the next Purchase Date. However, the amount credited to the Stock Purchase Account of a Participant who has revoked his election to participate in the Plan pursuant to the terms of Section 3.3(d) above, will be paid to such Participant, without interest, as soon as administratively feasible thereafter, as provided in Section 3.3(d). A Participant who has terminated employment shall be paid any amounts remaining in his Stock Purchase Account, without interest, as soon as administratively feasible following his termination of employment with the Company and all Affiliates.
(c)    Without limiting the foregoing, the Company may, at its election, upon the exercise of Options (i) issue Stock in the name of the Plan, for the benefit of the Participants or (ii) reflect the issuance of Stock in book entry form with Noncertificated Stock. In either event, the Company shall cause to be delivered to each Participant, at least annually, a statement that will reflect the number of shares of Stock purchased from the Participant’s Stock Purchase Account and the purchase price of such Stock.
3.5    Nontransferability. Any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and then only to the extent that such transfer complies with applicable securities laws. Only the Participant to whom an Option is granted may exercise such Option, unless he is deceased. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.
3.6    Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares of Stock subject to an Option granted hereunder prior to the time that such Option is exercised.

ARTICLE IV
STOCK SUBJECT TO PLAN
4.1    Source of Stock. Upon the purchase of Stock pursuant to the exercise of an Option, the Company may deliver to the Participant newly issued shares of Stock or Stock acquired in private transactions or on the open market.
4.2    Maximum Number of Shares of Stock. Immediately prior to this amendment and restatement, the maximum aggregate number of shares of Stock that may have been issued pursuant to the exercise of Options was 134,872, subject to adjustment as provided in Article VI. Effective January 19, 2016, pursuant to an action by the Board amending this Plan, such reserve is increased to 1,134,872, which is the remaining number of shares reserved and authorized under the Plan upon this amendment and restatement.

ARTICLE V
ADMINISTRATION OF THE PLAN
The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act done in good faith with

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respect to this Plan or any participation agreement or Option. To the extent not delegated to Participants by the Committee, the Company shall bear all expenses of Plan administration. The interpretation and construction by the Committee of any terms or provisions of this Plan or of any rule or regulation promulgated in connection herewith shall be conclusive and binding on all persons. All determinations of the Committee shall be made by a majority of its members. In addition to all other authority vested with the Committee under the Plan, the Committee shall have the sole and absolute discretion to:
(a)    construe and interpret all provisions of this Plan;
(b)    prescribe the form of any participation agreement and/or notice hereunder and the manner for executing or giving the same;
(c)    establish, amend, and revoke such rules and regulations as it may deem appropriate for the proper administration of the Plan;
(d)    delegate to one or more individuals the right to act on its behalf in such matters as it may authorize; and
(e)    make all determinations it deems advisable for the proper administration of this Plan.

ARTICLE VI
ADJUSTMENT UPON CORPORATE CHANGES
6.1    Adjustments upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the aggregate number of shares of stock which have been authorized for issuance under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a share split or the payment of a share dividend with respect to the Stock or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company. Such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.
In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, Options granted under the Plan shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In such instances, the Committee may in its sole discretion declare that any Option shall terminate as of the date fixed by the Committee and give each Participant the right to exercise his Option as to all or any part of the shares of Stock subject to such Option.
6.2    Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. Amounts remaining in a Participant’s Stock Purchase Account after the maximum number of whole shares have been purchased on any Purchase Date shall be held for use on the next Purchase Date, as provided in Section 3.4(b) above.

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ARTICLE VII
COMPLIANCE WITH SECURITIES AND OTHER LAWS
7.1    General. No Option shall be exercisable, no shares of Stock shall be issued, no certificates for shares of Stock shall be delivered and no payment shall be made under this Plan except in compliance with all applicable laws, rules and regulations (including, without limitation, applicable securities laws, rules and regulations, and withholding tax requirements). The Company shall have the right to rely on an opinion of its counsel as to such compliance. No Option shall be exercisable, no Stock shall be issued, no certificate for shares of Stock shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.
7.2    Share Holding Periods. In order for tax treatment under §421(a) of the Code to apply to Stock acquired hereunder, the Participant is generally required to hold such shares of Stock for two years after the Grant Date of an Option pursuant to which such shares were acquired and for one year after the transfer of such shares to the Participant. A person holding shares of Stock acquired hereunder who disposes of shares prior to the expiration of such holding period shall notify the Company of such disposition in writing.
7.3    Share Legends. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Company or Committee may deem advisable to assure compliance with applicable laws, rules, regulations and Plan provisions.
7.4    Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the Stock is being purchased only for investment and without any present intention to sell or distribute such Stock, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referenced in Section 7.1. At the option of the Company, a stop transfer order against any shares may be placed on the official books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the Stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable laws, rules and regulations. This provision shall not obligate the Company or any Affiliate to undertake registration or qualification of Options or Stock hereunder or to perfect an exemption from such registration/qualification requirements.

ARTICLE VIII
GENERAL PROVISIONS
8.1    Effect on Employment. Neither the adoption of this amended and restated Plan, its operation, nor any documents describing or referring to this amended and restated Plan (or any part thereof) shall confer upon any Team Member any right to continue in the employ of the Company

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or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any Team Member at any time with or without assigning a reason therefor.
8.2    Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
8.3    Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
8.4    Governing Law. The laws of the State of Texas shall apply to all matters arising under this Plan, to the extent that Federal law does not apply.
8.5    Compliance with Securities Laws. Transactions under this Plan are intended to comply with all applicable securities laws. To the extent any provision of this Plan or action by the Committee fails to so comply, the same shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
8.6    Amendment and Termination. The Board may amend this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant’s consent, except as necessary for the Option to maintain its qualification under Section 423 of the Code. Furthermore, no amendment that would increase the number of shares reserved for issuance under the Plan (other than in accordance with an adjustment pursuant to Section 6.1 hereof), modify the class of individuals eligible to receive Options under the Plan (other than as provided in Section 2.7 with respect to the permitted designation by the Committee of those subsidiary corporations the Team Members of which are permitted to participate in the Plan), or change the identity of the granting company or the shares issued upon exercise of an Option shall be effective unless such amendment is approved by the shareholders of the Company within twelve (12) months before or after the date on which such amendment is adopted. The Board may suspend or terminate this Plan at any time, and such suspension or termination may be retroactive or prospective; provided that the termination of this Plan shall not impair or affect any Option previously granted hereunder and the rights of the holder thereof shall remain in effect until the Option has been exercised in its entirety or has expired or has otherwise been terminated by the terms of the Option.
8.7    Effective Date of Amended and Restated Plan. The effective date of this amended and restated Plan is January 19, 2016.

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